Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Third Quarter 2021 Results
Third Quarter Net Income Attributable to Common Shareholders of $0.28 Per Share
818,000 Sq. Ft. of Leasing Activity at Over 20% Higher Rents During Third Quarter
Third Quarter Normalized FFO Attributable to Common Shareholders of $0.46 Per Share
Third Quarter Same Property Cash Basis NOI Increased by 3.4% Compared to the Same Period Last Year

Newton, MA (October 27, 2021): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and nine months ended September 30, 2021.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“Our third quarter results were highlighted by robust leasing activity, strong growth in same property cash basis NOI and expansion of ILPT’s high quality industrial and logistics portfolio. We entered new and renewal leases and completed rent resets for approximately 818,000 square feet at weighted average rental rates that were over 20% higher than prior rental rates for the same space with a weighted average lease term of more than eight years. This activity indicates continued demand for ILPT’s properties as well as ongoing market strength within the broader industrial real estate sector. We finished the quarter with portfolio occupancy of 99%.

We remain focused on acquiring high quality properties with stable cash flows and a favorable risk-adjusted return profile. During the quarter, we closed on a portfolio of three Class A industrial buildings totaling approximately 1.3 million square feet in the Memphis market area for $100 million, representing a GAAP cap rate of 4.7%. The buildings are 100% leased to five tenants and strategically located with excellent airport, rail and interstate highway access. We continue to evaluate attractive opportunities for further growth, which will allow us to drive cash flow growth.”

Quarterly Results:

•Net income attributable to common shareholders of $18.3 million, or $0.28 per diluted share.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of $30.3 million, or $0.46 per diluted share.

Financial	Three Months Ended
(dollars in thousands, except per share data)	September 30, 2021	September 30, 2020	Change
Net income attributable to common shareholders per share	$0.28	$0.22	27.3%
Normalized FFO attributable to common shareholders per share	$0.46	$0.46	—%
Net operating income (NOI)	$42,947	$50,559	(15.1)%
Same property cash basis NOI	$39,684	$38,373	3.4%

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2021 and 2020 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended September 30, 2021 and 2020, also appear later in this press release.

Three Months Ended
Leasing Activity	September 30, 2021
Leasing activity for new and renewal leases and rent resets (square feet)	818,000
Weighted average lease term for new and renewal leases (by square feet)	8.2 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	20.5%
Commitments for leasing capital and concessions for new and renewal leases (per square foot per year)	$0.40

	As of
Occupancy	September 30, 2021	June 30, 2021	September 30, 2020
Occupancy	99.0%	99.0%	98.8%
Same property occupancy	98.9%	98.9%	98.4%

Investing Activity:

•In August 2021, ILPT acquired a portfolio of three industrial properties located in the Memphis, Tennessee market area containing approximately 1.3 million rentable square feet for an aggregate purchase price of $100.0 million, excluding acquisition related costs. These properties are located near the Memphis International Airport and are 100% net leased to five tenants and had a remaining weighted average (by rental revenues) lease term of 3.6 years as of the date of acquisition.
•As a result of an eminent domain taking in September 2021, ILPT sold a portion of a land parcel located in Rock Hill, South Carolina for $1.4 million, excluding closing costs, resulting in a net gain on sale of real estate of $940,000.
Liquidity:

•As of September 30, 2021, ILPT had approximately $44.1 million of cash and cash equivalents, and $396.0 million available to borrow under its revolving credit facility.

Conference Call:

On Thursday, October 28, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s third quarter 2021 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 4, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160338.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s third quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Third Quarter 2021 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Rental income	$54,981	$65,106	$163,378	$194,494

Expenses:
Real estate taxes	7,617	9,036	22,353	26,779
Other operating expenses	4,417	5,511	13,734	15,733
Depreciation and amortization	12,694	18,488	37,202	55,303
Acquisition and certain other transaction related costs	—	178	646	178
General and administrative	4,728	5,180	12,718	14,857
Total expenses	29,456	38,393	86,653	112,850

Gain on sale of real estate	940	—	940	—
Interest income	—	—	—	113
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $505, $664, $1,516 and $1,893, respectively)	(9,084)	(12,886)	(26,468)	(40,610)
Gain on early extinguishment of debt	—	—	—	120
Income before income tax expense and equity in earnings of investees	17,381	13,827	51,197	41,267
Income tax expense	(72)	(13)	(177)	(202)
Equity in earnings of investees	998	—	5,455	—
Net income	18,307	13,814	56,475	41,065
Net loss attributable to noncontrolling interest	—	275	—	691
Net income attributable to common shareholders	$18,307	$14,089	$56,475	$41,756

Weighted average common shares outstanding - basic	65,178	65,112	65,154	65,092
Weighted average common shares outstanding - diluted	65,230	65,129	65,205	65,101

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.28	$0.22	$0.86	$0.64

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income attributable to common shareholders	$18,307	$14,089	$56,475	$41,756
Depreciation and amortization	12,694	18,488	37,202	55,303
Equity in earnings of unconsolidated joint venture	(998)	—	(5,455)	—
Share of FFO from unconsolidated joint venture	1,215	—	3,621	—
Gain on sale of real estate	(940)	—	(940)	—
FFO adjustments attributable to noncontrolling interest	—	(2,638)	—	(6,272)
FFO attributable to common shareholders	30,278	29,939	90,903	90,787
Acquisition and certain other transaction related costs	—	178	646	178
Gain on early extinguishment of debt	—	—	—	(120)
Normalized FFO attributable to common shareholders	$30,278	$30,117	$91,549	$90,845

Weighted average common shares outstanding - basic	65,178	65,112	65,154	65,092
Weighted average common shares outstanding - diluted	65,230	65,129	65,205	65,101

Per common share data:
FFO attributable to common shareholders - basic	$0.46	$0.46	$1.40	$1.39
FFO attributable to common shareholders - diluted	$0.46	$0.46	$1.39	$1.39
Normalized FFO attributable to common shareholders - basic	$0.46	$0.46	$1.41	$1.40
Normalized FFO attributable to common shareholders - diluted	$0.46	$0.46	$1.40	$1.40
Distributions declared	$0.33	$0.33	$0.99	$0.99

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$54,981	$65,106	$163,378	$194,494
Real estate taxes	(7,617)	(9,036)	(22,353)	(26,779)
Other operating expenses	(4,417)	(5,511)	(13,734)	(15,733)
NOI	42,947	50,559	127,291	151,982
Non-cash straight line rent adjustments included in rental income	(1,678)	(2,120)	(5,673)	(6,183)
Lease value amortization included in rental income	(174)	(202)	(525)	(606)
Lease termination fees included in rental income	—	—	(512)	—
Cash Basis NOI	$41,095	$48,237	$120,581	$145,193

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$18,307	$13,814	$56,475	$41,065
Equity in earnings of investees	(998)	—	(5,455)	—
Income tax expense	72	13	177	202
Income before income tax expense and equity in earnings of investees	17,381	13,827	51,197	41,267
Gain on early extinguishment of debt	—	—	—	(120)
Interest expense	9,084	12,886	26,468	40,610
Gain on sale of real estate	(940)	—	(940)	—
Interest income	—	—	—	(113)
General and administrative	4,728	5,180	12,718	14,857
Acquisition and certain other transaction related costs	—	178	646	178
Depreciation and amortization	12,694	18,488	37,202	55,303
NOI	42,947	50,559	127,291	151,982
Non-cash straight line rent adjustments included in rental income	(1,678)	(2,120)	(5,673)	(6,183)
Lease value amortization included in rental income	(174)	(202)	(525)	(606)
Lease termination fees included in rental income	—	—	(512)	—
Cash Basis NOI	$41,095	$48,237	$120,581	$145,193

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$54,981	$65,106	$163,378	$194,494
Real estate taxes	(7,617)	(9,036)	(22,353)	(26,779)
Other operating expenses	(4,417)	(5,511)	(13,734)	(15,733)
NOI	42,947	50,559	127,291	151,982
Less:
NOI of properties not included in same property results	(1,550)	(10,365)	(5,785)	(33,273)
Same Property NOI	$41,397	$40,194	$121,506	$118,709

Calculation of Same Property Cash Basis NOI (2)(3):
Same Property NOI	$41,397	$40,194	$121,506	$118,709
Less:
Non-cash straight line rent adjustments included in rental income	(1,542)	(1,650)	(5,373)	(4,133)
Lease value amortization included in rental income	(171)	(171)	(523)	(513)
Lease termination fees included in rental income	—	—	(512)	—
Same Property Cash Basis NOI	$39,684	$38,373	$115,098	$114,063

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended September 30, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2021 and that it owned continuously since July 1, 2020 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

(3)    For the nine months ended September 30, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of September 30, 2021 and that it owned continuously since January 1, 2020 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$718,565	$709,099
Buildings and improvements	1,217,458	1,099,971
Total real estate properties, gross	1,936,023	1,809,070
Accumulated depreciation	(164,843)	(141,406)
Total real estate properties, net	1,771,180	1,667,664
Investment in unconsolidated joint venture	63,260	60,590
Acquired real estate leases, net	79,475	83,644
Cash and cash equivalents	44,093	22,834
Rents receivable, including straight line rents of $68,426 and $62,753, respectively	74,224	69,511
Deferred leasing costs, net	7,037	4,595
Debt issuance costs, net	464	1,477
Due from related persons	—	2,665
Other assets, net	8,362	2,765
Total assets	$2,048,095	$1,915,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$354,000	$221,000
Mortgage notes payable, net	645,987	645,579
Assumed real estate lease obligations, net	13,037	14,630
Accounts payable and other liabilities	16,942	14,716
Rents collected in advance	11,823	7,811
Security deposits	6,933	6,540
Due to related persons	3,344	2,279
Total liabilities	1,052,066	912,555

Commitments and contingencies

Shareholders' Equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,404,879 and 65,301,088 shares issued and outstanding, respectively	654	653
Additional paid in capital	1,011,835	1,010,819
Cumulative net income	280,701	224,226
Cumulative common distributions	(297,161)	(232,508)
Total shareholders' equity	996,029	1,003,190
Total liabilities and shareholders' equity	$2,048,095	$1,915,745

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray states that ILPT’s third quarter results were highlighted by strong growth in same property cash basis NOI, robust leasing activity and expansion of ILPT’s high quality industrial and logistics portfolio. These statements may imply that ILPT will achieve similar or better results in the future. In addition, Mr. Murray’s statement regarding continued demand for ILPT’s properties as well as ongoing market strength within the broader industrial real estate sector may imply that the market will remain strong and ILPT will benefit from the market as a result. However, ILPT’s business is subject to various risks, and leasing activity and occupancy depend on various factors, including the timing of lease expirations, leasing demand at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. Also, the demand in the industrial real estate sector may decline in the future. As a result, ILPT may not achieve similar or better results in the future, and
•Mr. Murray states that ILPT remains focused on acquiring high quality properties with stable cash flows and a favorable risk-adjusted return profile and that ILPT continues to evaluate attractive opportunities for further growth, which allows ILPT to drive cash flow growth. However, ILPT may not be successful in this regard, and as a result, ILPT may not grow as intended or at all and ILPT’s future operating results and cash flow may decline.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776
(END)